EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Blue Earth Solutions, Inc. for the quarter ended September 30, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-Q of Blue Earth Solutions, Inc. for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, fairly presents in all material respects, the financial condition and results of operations of Blue Earth Solutions, Inc.

By:	/s/ Patricia Cohen
Name:	Patricia Cohen
Title:	Principal Executive Officer and Director
Date:	December 24, 2009

By:	/s/ Paul Slusarczyk
Name:	Paul Slusarczyk
Title:	Principal Financial Officer and Director
Date:	December 24, 2009